Exhibit 2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 7th day of November, 2007 by and between TELKONET, INC., a Utah corporation (the “Seller”) and those persons listed on Schedule A to this Agreement collectively, the “Purchasers”).

WHEREAS, the Seller owns 270,000 shares of common stock (the “Common Stock”), 583,333 shares of Series A Convertible Preferred Stock (the “Series A Stock”) and 22,048 shares of Series B Preferred Stock (the “Series B Stock,” together with the Common Stock and the Series A Stock, the “Company Stock”) of BPL Global, Ltd. (the “Company”); and

WHEREAS, the Seller desires to sell to the Purchasers units consisting of one share of  Series B Stock, 0.4628 shares of Common Stock and 0.0378 shares of Series A Stock (each, a “Unit”) for a purchase price of $3.4285 per Unit.

WHEREAS, each Purchaser desires to purchase Units from the Seller in the amounts set forth opposite such Purchaser’s name on Schedule A on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the timely and full performance of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and each Purchaser hereby agree as follows:

1.  Purchase Price.  The purchase price (the “Purchase Price”) for the Units shall be $3.4285 per Unit.

2.  Closing.

(a)           At the closing of transactions contemplated hereby (the “Closing”), the Seller will deliver to each Purchaser stock powers representing such Purchaser’s portion of the Company Stock purchased, and shall deliver to the Company all certificates representing the Company Stock so purchased for re-issuance in the name of the Purchasers pursuant to the stock powers.  Upon delivery of the stock powers to and in the name of the Purchasers at the Closing, the funds representing the Purchase Price for the Units will be delivered to the Seller pursuant to instructions provided by the Seller at or before the Closing.

(b)           The Closing will take place at the offices of Baker & Hostetler LLP, 1050 Connecticut Avenue, N.W., Washington, DC 20036, within 2 business days following the satisfaction or waiver of all conditions set forth in Sections 5 and 6 hereof (the “Closing Date”) (except for those conditions which by their nature are incapable of being satisfied until the Closing, in which case such conditions will be satisfied or waived on or as of the Closing Date) or at such other place or time or both as the parties may agree.

3.  Seller Representations and Warranties.  The Seller represents and warrants to each Purchaser as follows:

(a)           Seller is the sole legal and beneficial owner of the Company Stock with all the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)           The Units, and the Company Stock comprising the Units, delivered to the Purchaser are free and clear of any and all claims, liens, and encumbrances.

(c)           Seller has full power and authority to consummate the transactions contemplated by this Agreement, including, without limitation, to sell, transfer and assign to the Purchasers all right, title and interest in and to the Company Stock represented by the Units.

(d)           Immediately following the sale, transfer and assignment thereof at the Closing, the Purchasers will have good title to the Company Stock represented by the Units free and clear of all security interests, claims, liens, pledges, restrictions and encumbrances of any nature (other than the Second Amended and Restated Stockholders' Agreement of the Company (the "Stockholders' Agreement")).

(e)           This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due execution and delivery thereof by each Purchaser, is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

(f)           None of the execution or delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder or the consummation of the transactions contemplated hereby (1) has resulted or will result (with or without notice, lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or an acceleration of (or the creation in any person of any right to cause the acceleration of) any performance or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of any Seller under (x) any agreement, contract, arrangement or understanding, written or oral (collectively, “Contract”), or any judgment, writ, order or decree (collectively, “Judgment”) to which the Seller is a party or by or to which the Seller, its properties, assets or any of the Company Stock may be subject, bound or affected, or (y) any applicable law, rule or regulation (collectively, “Law”); (2) has resulted or will result (with or without notice, lapse of time or otherwise) in the creation, imposition, or foreclosure of or right to exercise or foreclose any lien or restriction of any nature whatsoever upon or in any of (x) the assets of the Seller, or (y) the Company Stock comprising the Units; or (C) assuming that the sale to the Purchasers of the Units is a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and from qualification or registration under applicable state securities laws, requires or will require the Seller to make any filing with, to give any notice to or to obtain any permit, authorization, consent or approval of any person.

(g)           There is no action, suit, investigation or proceeding, governmental or otherwise (“Proceeding”), pending or, to the Seller’s knowledge, threatened, against the Seller relating to the Company Stock or the transactions contemplated by this Agreement, nor is there any valid basis for such Proceeding known to the Seller.

(h)           Seller is not bound by or subject to any Contract with any person which will result in the Purchasers being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

4.  Purchaser Representations and Warranties.  Each Purchaser individually represents and warrants to the Seller as follows:

(a)           That such Purchaser acknowledges that neither the Units, nor the Company Stock comprising the Units, may be transferred absent either an effective registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act and that such Purchaser is acquiring the Units solely for its own account, for investment purposes only and not with a view to resale or distribution.

(b)           This Agreement has been duly and validly executed and delivered by such Purchaser and, assuming the due execution and delivery thereof by the Seller, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

(c)           Such Purchaser has full power and authority to consummate the transactions contemplated by this Agreement, including, without limitation, to purchase, acquire and accept from the Seller all right, title and interest in and to the Company Stock to be acquired hereunder.

(d)           None of the execution or delivery by such Purchaser of this Agreement, the performance by such Purchaser of its obligations hereunder or the consummation of the transactions contemplated hereby (1) has resulted or will result (with or without notice, lapse of time or otherwise) in a breach of the terms or conditions of, a default under, a conflict with, or the acceleration of (or the creation in any person of any right to cause the acceleration of) any performance or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of such Purchaser under (x) any Contract or any Judgment to which such Purchaser is a party or by or to which such Purchaser, its properties or assets may be subject, bound or affected, or (y) any applicable Law; or (2) has resulted or will result (with or without notice, lapse of time or otherwise) in the creation, imposition, or foreclosure of or right to exercise or foreclose any lien or restriction of any nature whatsoever upon or in any of the assets of such Purchaser.

(e)           There is no Proceeding, pending or, to such Purchaser’s knowledge, threatened, against such Purchaser relating to the transactions contemplated by this Agreement, nor is there any valid basis for such Proceeding known to such Purchaser.

(f)           Such Purchaser is not bound by or subject to any Contract with any person which will result in the Seller being obligated to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.           Conditions to each Purchaser’s Obligations.  The obligation of each Purchaser to consummate the purchase of the Units contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived in writing by such Purchaser:

(a)           There shall be no Judgment to which such Purchaser is a party or by or to which such Purchaser is bound restraining, enjoining or preventing the consummation of the transactions contemplated hereby.

(b)           The Seller shall have performed in all material respects all of its obligations hereunder to be performed by Seller at or prior to the Closing and each of the representations and warranties contained in Section 3 of this Agreement shall be true and correct in all material respects as of the date hereof and the Closing Date, with the same effect as if then made.

(c)           The Seller shall have delivered the documents and instruments required pursuant to Section 2, together with one or more certificates, executed by the Seller as to the matters referred to in paragraph (b) above, together with one or more certificates, executed by, the Seller as to the representation and warranties set forth in Section 3 being true and correct in all material respects as of the date hereof and the Closing Date, with the same effect as if then made.

6.           Conditions of the Seller’s Obligations.  The obligation of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any of which may be waived in writing by the Seller:

(a)           There shall be no Judgment to which the Seller is a party or by or to which Seller is bound restraining, enjoining or preventing the consummation of the transactions contemplated hereby.

(b)           Each Purchaser shall have performed in all material respects all of its obligations hereunder to be performed by it at or prior to the Closing Date and each of the representations and warranties of such Purchaser contained in Section 4 of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same effect as if then made.

(c)           Each Purchaser shall have delivered all documents and instruments required pursuant to Section 2, together with a certificate, executed by such Purchaser or a duly authorized representative of such Purchaser, as to the matters referred to in paragraph (b) above.

7.           Mutual Covenants.  Each party hereto covenants to each other party to exercise its commercially reasonable efforts to perform, comply with, and otherwise satisfy each of the conditions to be satisfied by such party hereunder and obtain all consents required to be obtained by such party for the consummation of the transactions contemplated hereby.

8.           Further Assurances.  If, subsequent to the Closing Date, further documents are reasonably requested in order to carry out the provisions and purposes of this Agreement, the parties hereto shall execute and deliver such further documents.

9.           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Seller and any Purchaser, but only with respect to such consenting Purchaser;

(b)           by the Seller or any Purchaser, but only with respect to such Purchaser, if the Closing shall not have occurred before [November 26, 2007]; providedthat, the right to terminate this Agreement pursuant to this clause (b) shall not be available to (i) the Seller in the event of the Seller’s material breach of its representations, warranties, covenants or agreements contained in this Agreement, or (ii) any Purchaser in the event of such Purchaser’s material breach of its representations, warranties, covenants or agreements contained in this Agreement, has resulted in the failure of the Closing to occur before such date;

(c)           by any Purchaser, but only with respect to such Purchaser, if there has been a material breach by the Seller of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by the Seller; and

(d)           by the Seller with respect to any Purchaser, but only with respect to such Purchaser, if there has been a material breach by such Purchaser of any of such Purchaser’s representations, warranties, covenants or agreements contained in this Agreement and such breach shall not have been cured within five business days after written notice thereof shall have been received by such Purchaser (provided that any Units allocated with respect to such Purchaser shall be retained by Seller and not allocated or sold to any other Purchaser or any person, other than in compliance with the Stockholders' Agreement).

10.           Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 9, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any party hereto, except in the case of a termination with respect to a single Purchaser, in which case, the Agreement will continue in full force and effect with respect to the other Purchasers; provided, however, that nothing contained in this Agreement will relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

11.           Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Seller shall be delivered to Telkonet, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876.  Notices to the Purchasers shall be delivered to such Purchasers at the addresses set forth on the Purchaser signature pages hereto.

12.           Assignments.  No party hereto (or any permitted assignee of such party’s rights or obligations hereunder) may assign its rights or delegate its obligations hereunder without the prior written consent of the other parties hereto.

13.           Severability.  In the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties hereto that such part or parts shall be enforced to the full extent permitted under the law and, in any event, that all other parts of this Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had never been a part hereof.

14.           Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of Maryland, without giving effect to applicable conflict of laws principles.

15.           Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument binding on the parties.

16.           Entire Agreement.  This Agreement (including the Schedules hereto) constitutes the entire agreement among the parties and, except as expressly provided herein, supersedes all prior agreements and understandings, oral and written, among the parties, in each case, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

TELKONET, INC. By: /s/ Dorothy Cleal
Dorothy Cleal
Executive Vice President

[Signatures of Purchasers Follow]

[Signature Page of Purchasers]

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Stock Purchase Agreement as of the date first written above.

Investor Name:

Signature: ________________________________
Name:____________________________________
Title (if applicable):__________________________

Address:__________________________________
_________________________________________
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